SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): November 29, 2011

                           COLORADO CERAMIC TILE, INC.
                           ---------------------------
                 (Name of Small Business Issuer in its charter)

          Colorado                  333-171658                84-1307164
 -------------------------    ---------------------       -------------------
 (State of incorporation)     (Commission File No.)       (IRS Employer
                                                          Identification No.)

                             4151 E. County Line Rd.
                              Centennial, CO 80122
                     --------------------------------------
          (Address of principal executive offices, including Zip Code)

       Registrant's telephone number, including area code: (303) 721-9198

                                       N/A
                -------------------------------------------------
          (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.07.  Submission of Matters to a Vote of Securities Holders.

     A special meeting of the Company's shareholders was held on November 29, 2011.

     At the meeting, the following proposals were approved by the Company's common stockholders:

     o a reorganization of the Company, which included the sale of all the Company's assets to the Company's wholly-owned subsidiary and the sale of that subsidiary to an officer and director of the Company;

     o amendments to the Company's Articles of Incorporation, changing the name of the Company to Carbon Based Partners, Inc. and increasing the authorized capitalization of the Company to 500,000,000 shares of common stock and 10,000,000 shares of preferred stock; and

     o a forward stock split of the Company's issued and outstanding common stock on a 36-for-1 basis.

     The following is a tabulation of votes cast with respect to this proposal:


                                          Votes
                  For        Against    Abstain
                  ---        -------    --------

                4,000,000       0           0

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: December 7, 2011                 COLORADO CERAMIC TILE, INC.


                                       By:  /s/ Sandie Venezia
                                            ---------------------------------
                                            Sandie Venezia, Chief Executive
                                            Officer

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